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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20585, Post-Effective Amendment No. 1) pertaining to the Salary Deferral Plan of Morrison Restaurants Inc. of our report dated April 30, 1998, with respect to the financial statements and schedules of the Morrison Fresh Cooking, Inc. Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                             /s/ Ernst & Young LLP


Atlanta, Georgia
June 22, 1998